Exhibit 99.2

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2006

The undersigned hereby appoints Jeffrey M. Soinski and Paul Evans, and each or any of them, as proxies of the undersigned, with full power of substitution, to represent and vote all of the shares of common stock of Specialized Health Products International, Inc. (“SHPI”) which the undersigned may be entitled to vote at the Special Meeting of SHPI to be held at the headquarters of SHPI, located at the Grand America Hotel located at 555 South Main Street, Salt Lake City, Utah 84101 on May 18, 2006 at 9:30 a.m. (local time), and at any and all postponements, continuations or adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED AS “FOR” ALL PROPOSALS, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.  IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1:

To approve the issuance of shares of SHPI’s common stock in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated November 21, 2005, as amended by the First Amendment dated March 6, 2006, by and among SHPI, The Med-Design Corporation, Mammoth Acquisition Sub, Inc., and Mammoth Acquisition Sub, LLC.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2:	To approve an amendment of SHPI’s restated certificate of incorporation to change the corporate name of SHPI to “Salus Medical, Inc.”

	☐	FOR	☐	AGAINST	☐	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3:	To approve a series of amendments of SHPI’s restated certificate of incorporation as provided below, the specific level and timing of reverse stock split to be determined by SHPI’s board of directors:

A.	To effect a one-for-two reverse stock split of the outstanding shares of SHPI’s common stock.

B.	To effect a one-for-three reverse stock split of the outstanding shares of SHPI’s common stock.

C.	To effect a one-for-four reverse stock split of the outstanding shares of SHPI’s common stock.

D.	To effect a one-for-five reverse stock split of the outstanding shares of SHPI’s common stock.

E.	To effect a one-for-six reverse stock split of the outstanding shares of SHPI’s common stock.

F.	To effect a one-for-seven reverse stock split of the outstanding shares of SHPI’s common stock.

G.	To effect a one-for-eight reverse stock split of the outstanding shares of SHPI’s common stock.

H.	To effect a one-for-nine reverse stock split of the outstanding shares of SHPI’s common stock.

I.	To effect a one-for-ten reverse stock split of the outstanding shares of SHPI’s common stock.

☐	FOR	☐	AGAINST	☐	ABSTAIN

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW.

PROPOSAL 4:

☐	FOR David W. Jahns	☐	WITHHOLD AUTHORITY to vote for David W. Jahns

☐	FOR Robert W. Walker	☐	WITHHOLD AUTHORITY to vote for Robert W. Walker

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 5.

PROPOSAL 5:	To transact such other business as may properly come before the special meeting and any adjournments thereof.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 6.

PROPOSAL 6:

To approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve Proposal 1.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

Dated

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.